Exhibit 99.1

NEUROTROPE, INC.
1185 AVENUE OF THE AMERICAS, 3RD FLOOR
NEW YORK, NY 10036

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NTRP2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25772-Z78413

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROTROPE, INC.

The Board of Directors of Neurotrope, Inc. (the "Board of Directors") recommends you vote FOR Proposals 1-4, FOR each of the nominees for Director and FOR Proposals 6-8.

		For	Against	Abstain
1.	Proposal to approve the Agreement and Plan of Merger by and among Neurotrope, Inc. ("Neurotrope"), Petros Pharmaceuticals, Inc. ("Petros"), PM Merger Sub 1, LLC, PN Merger Sub 2 Inc., and Metuchen Pharmaceuticals LLC ("Metuchen") as amended (the "Merger Agreement"), and the transactions contemplated thereby, including the issuance of Petros capital stock to Neurotrope stockholders and Metuchen securityholders.	☐	☐	☐
2.	Proposal to consider and approve a spin-off transaction (the "Spin-Off") whereby (i) any cash in excess of $20,000,000, subject to adjustment as provided for in the Merger Agreement, and all of the operating assets and liabilities of Neurotrope not retained by Neurotrope in connection with the Mergers (as defined in the Merger Agreement) will be contributed to a wholly-owned subsidiary of Neurotrope, referred to as Neurotrope BioSciences, Inc. ("Neurotrope SpinCo") and (ii) holders of record of Neurotrope common stock and certain warrants on September 29, 2020 will receive a pro rata distribution of one share of Neurotrope SpinCo's common stock for each share of Neurotrope common stock held or underlying certain warrants held at the close of business on September 29, 2020, contingent upon the consummation of the Mergers. The proceeds of any warrant exercises occurring between the date the Merger Agreement was signed and the date the Mergers under the Merger Agreement are completed will be split 80% to Petros and 20% to the spun-off entity, subject to adjustment as provided in the Merger Agreement.	☐	☐	☐
3.	Proposal to approve the Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan:	☐	☐	☐
4.	Proposal to approve, on an advisory basis, the golden parachute compensation that may be paid or become payable to Neurotrope's named executive officers as a result of the Mergers:	☐	☐	☐

5. Proposal to elect the following directors of Neurotrope to serve one-year terms expiring in 2021 (provided, however, that if the Mergers are completed, the Board of Directors of Petros will be reconstituted as provided in the Merger Agreement):

		For	Withhold
5a.	Dr. Charles S. Ryan	☐	☐
5b.	Joshua N. Silverman	☐	☐
5c.	William S. Singer	☐	☐
5d.	Bruce T. Bernstein	☐	☐
5e.	George Perry	☐	☐
5f.	Jonathan L. Schechter	☐	☐
5g.	Ivan P. Gergel	☐	☐

		For	Against	Abstain
6.	Proposal to ratify the appointment of Friedman LLP as Neurotrope's independent registered public accounting firm for the fiscal year ending December 31, 2020:	☐	☐	☐
7.	Proposal to approve by an advisory vote the compensation of Neurotrope's named executive officers as disclosed in the proxy statement:	☐	☐	☐
8.	Proposal to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of one or more proposals presented to the stockholders:	☐	☐	☐

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D25773-Z78413 NEUROTROPE, INC. www.virtualshareholdermeeting.com/NTRP2020SM PROXY FOR SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 18, 2020 11:00 A.M. EASTERN TIME NEUROTROPE, INC.'S BOARD OF DIRECTORS SOLICITS THIS PROXY The undersigned, revoking any previous proxies relating to these shares, hereby appoints Mr. Joshua N. Silverman and Mr. Robert Weinstein, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Neurotrope, Inc. registered in the name provided in this proxy which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting"), to be held via live audio webcast at www.virtualshareholdermeeting.com/NTRP2020SM, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting. If you wish to vote by telephone or Internet, please read the directions on the reverse side. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR the Election of each nominee for Director and FOR Proposals 1, 2, 3, 4, 6, 7 and 8. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying proxy statement.